Exhibit 99.1

Owens & Minor Announces Definitive Agreement to Divest Products & Healthcare Services Segment to Platinum Equity for $375mm in Cash and a Retained Equity Stake

Transforms Owens & Minor into a Pure Play Market Leader in the Home-Based Care Market

5% Retained Equity Stake Provides Ability to Realize Future Value Creation Under Platinum Equity

Preserves Tax Attributes in Excess of $150 Million

RICHMOND, VA – October 7, 2025 – Owens & Minor, Inc. (NYSE: OMI) today announced that it has entered into a definitive agreement for the sale of the Company’s Products & Healthcare Services (P&HS) segment to Platinum Equity. Over the last several years, Owens & Minor has been strategically moving towards expanding its leadership position in the very attractive home-based care space. This transaction will allow the Company to focus on a simpler business model and allow for a more appropriate valuation as a leader in this segment.

“Today’s announcement represents another critical step forward in the strategic transformation of Owens & Minor into a leading, pure play home based care platform,” said Edward A. Pesicka, President & Chief Executive Officer, Owens & Minor. “With the definitive agreement in place for Products & Healthcare Services, we will remain laser-focused on transforming the Company into a pure-play home-based care business that will drive even more value for our Patient Direct stakeholders. Going forward, we will be positioned among the leaders in a dynamic market where we will be able to capitalize on our leading brands and long-standing record of putting the patient first while delivering consistent revenue and profit growth. The ability to dedicate our resources to the more profitable part of the legacy business will be value-enhancing for many years to come,” Pesicka continued.

“Platinum Equity is the perfect home for the Products & Healthcare Services business and their commitment to building on the customer-centric legacy of the business and to strategically invest to stay at the forefront of the evolving healthcare market will serve all stakeholders very well long into the future,” Pesicka concluded.

Platinum Equity has invested in numerous healthcare and supply chain businesses and has 30 years of experience acquiring and operating global businesses that have been part of large corporate entities.

“Owens & Minor has played a vital role in supporting healthcare providers and patients across the country, and we are proud to invest in the future of P&HS,” said Jacob Kotzubei, Co-President, Platinum Equity. “We are pleased to provide Owens & Minor a divestiture solution for P&HS and are grateful for the continued partnership. With the support of Platinum’s operational resources, we are committed to further enhancing P&HS’s global capabilities to deliver essential products and services when and where its customers need.”

“We are committed to growing the P&HS business and have strong conviction in its potential as a standalone company,” said Matthew Louie, Managing Director, Platinum Equity. “We look forward to working with the team to support its continued growth and operational transformation.”

Transaction Details

Under the terms of the definitive agreement, Owens & Minor will receive a cash payment of $375 million at closing of the sale, subject to customary adjustments for working capital, net debt and transaction expenses. Also, Owens & Minor will retain a five (5) percent interest in the Products & Healthcare Services business as well as a preferred equity return that, in the event of a future divestiture of the business, could result in Owens & Minor receiving a portion of divestiture proceeds. Owens & Minor will also retain certain specified tax assets, including federal net operating loss carryforwards and certain other tax attributes, which exceeds $150 million.

The transaction is subject to customary closing conditions, including the Hart Scott Rodino Act and other regulatory approvals. The transaction is expected to close near the end of the year.

Advisors

Citi and Wells Fargo are acting as financial advisors to Owens & Minor. Kirkland & Ellis is serving as Owens & Minor’s legal advisor.

Bank of America and Fifth Third are serving as financial advisors to Platinum Equity on the P&HS acquisition. Gibson, Dunn & Crutcher LLP is serving as legal advisor, Willkie Farr & Gallagher LLP is serving as debt financing counsel and Latham & Watkins LLP is serving as special regulatory counsel to Platinum Equity on the transaction.

Third Quarter 2025 Financial Results and Investor Conference Call

Owens & Minor plans to release its financial results for the third quarter of 2025 on Friday, October 31, 2025, before trading begins on the New York Stock Exchange. The Company will host a conference call for investors and analysts the same day at 8:30 a.m. EDT. Participants may access the call via the toll-free dial-in number at 1-888-300-2035, or the toll dial-in number at 1-646-517-7437. The conference ID access code is 1058917. All interested stakeholders are encouraged to access the simultaneous live webcast by visiting the Investor Relations page of the Owens & Minor website available at investors.owens-minor.com/events-and-presentations/. A replay of the webcast can be accessed following the presentation at the link provided above.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This release contains certain “forward looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding the risk that the proposed sale of the Products & Healthcare Service business will not be consummated in a timely manner or at all, the expected proceeds from the proposed sale, as well as statements related to our expectations regarding the performance of our business following the completion of the proposed sale. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company providing essential products and services that support care from the hospital to the home. For over 100 years, Owens & Minor and its affiliated brands, Apria®, Byram® and HALYARD*, have helped to make each day better for the patients, providers, and communities we serve. Powered by more than 20,000 teammates worldwide, Owens & Minor delivers comfort and confidence behind the scenes so healthcare stays at the forefront. Owens & Minor exists because every day, everywhere, Life Takes Care™. For more information about Owens & Minor and our affiliated brands, visit owens-minor.com or follow us on LinkedIn and Instagram.

*	Registered Trademark or Trademark of O&M Halyard or its affiliates.

OMI-CORP

OMI-IR

SOURCE: Owens & Minor, Inc.

Investors

Alpha IR Group

Jackie Marcus or Nick Teves

OMI@alpha-ir.com

Media

Stacy Law

media@owens-minor.com

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